Exhibit 99.1

Vicarious Surgical Business Combination Approved; Stock to Begin Trading on the New York Stock Exchange as “RBOT”

•         Vicarious Surgical to debut on NYSE as a disruptive next-generation surgical robotics company

•         $220 million in gross cash proceeds to catalyze advancement of Vicarious Surgical’s robotic technology, clinical programs, and strategic business initiatives

•         Combined company to trade on NYSE under ticker symbol “RBOT”

WALTHAM, Mass., & HONG KONG-- (BUSINESS WIRE) -- September 15, 2021 – Vicarious Surgical Inc. (“Vicarious Surgical” or the “Company”) (NYSE: RBOT, RBOT WS), a next-generation robotics technology company seeking to improve both cost and efficiency of surgical procedures as well as patient outcomes, today announced that the shareholders of D8 Holdings Corp. (“D8”) (NYSE: DEH.U, DEH, DEH WS), have approved the previously announced business combination at the shareholder meeting held today, September 15, 2021. The business combination is expected to close on September 17, 2021, and is expected to provide approximately $220 million in gross proceeds to fund the further development and planned commercialization of the Company’s intelligent and affordable, single-incision surgical robot (the “Vicarious System”) that virtually transports surgeons inside the patient to perform minimally invasive surgery.

Following the close of the transaction, the combined company will be renamed “Vicarious Surgical Inc.” Its Class A common stock and warrants are expected to begin trading on the New York Stock Exchange (“NYSE”) on September 20, 2021 under the symbols “RBOT” and “RBOT WS,” respectively.

With its disruptive next-generation robotics technology, Vicarious Surgical is seeking to increase the efficiency of surgical procedures, improve patient outcomes, and reduce healthcare costs. Vicarious Surgical believes that the Vicarious System is the first surgical robotic system to receive Breakthrough Device Designation from the U.S. Food and Drug Administration (the “FDA”)1.

The total $142 million PIPE supporting the transaction is funded by multiple strategic investors including global medical technology company BD (Becton, Dickinson and Company) (NYSE: BDX), major hospital groups in the U.S. and Asia, and surgical robotics pioneer Roberta Lipson, founder of United Family Healthcare and its predecessor Chindex International Inc. and CEO of New Frontier Health Corporation (NYSE: NFH). Technology luminaries Bill Gates, Vinod Khosla’s Khosla Ventures, Innovation Endeavors, Sun Hung Kai & Co. and Philip Liang’s E15 VC are also investing.

“Today’s vote approving our business combination is an exciting and important milestone on our path to challenge the complexity and limited adoption of robotic surgery with a system designed to provide improved access, surgical capability, and visualization to patients and providers in both the U.S. and international markets,” said Adam Sachs, CEO and co-founder of Vicarious Surgical. “We look forward to transforming the future of surgical robotics, with our company backed by global institutional support, multiple large-scale strategic partners, and investment from distinguished healthcare executives with deep experience in driving surgical robotic adoption.

“The combination of D8 and Vicarious Surgical will open a transformative new chapter in the field of surgical robotics,” said Donald Tang, President of D8 and Managing Partner of Celadon Partners. “We believe Vicarious Surgical is advancing the state of the art, resolving longstanding technical challenges that have limited the capabilities and adoption of surgical robots. We believe in Vicarious Surgical’s potential to drive a paradigm shift in the cost and accessibility of certain surgical procedures as well as improvements to patient outcomes. We consider Vicarious Surgical to be a thought leader in the surgical space and we believe the market is ready for surgical robots that drive efficiency and improved quality of patient care. We see the need for greater innovation and choice to patients and practitioners, both in the U.S. and abroad, believe Vicarious Surgical can meet that need, and are excited to support Adam on this incredibly important mission.”

The combined company will be led by Adam Sachs as Chief Executive Officer and President, alongside its highly experienced executive team including Sammy Khalifa as Chief Technology Officer, William Kelly as Chief Financial Officer, and June Morris as Chief Legal Officer and General Counsel. The combined company's board of directors will include David Styka as Chairman, Mr. Sachs, Mr. Khalifa, Donald Tang, former President of D8, David Ho, Professor of Medicine at Columbia University Irving Medical Center, Dror Berman, Partner of Innovation Endeavors, Samir Kaul, General Partner of Khosla Ventures, Ric Fulop, CEO of Desktop Metal, and Philip Liang, Managing Partner of E15VC.

Advisors

Credit Suisse acted as lead financial advisor to Vicarious Surgical. Credit Suisse and ICBC acted as joint placement agents in the private offering. BTIG, Canaccord Genuity, Cowen, and Piper Sandler acted as capital markets advisors to Vicarious Surgical. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. acted as legal advisor to Vicarious Surgical. White & Case LLP acted as legal advisor to D8.

About Vicarious Surgical

Founded in 2014, Vicarious Surgical is a next generation robotics company developing a disruptive technology with the goals of increasing the efficiency of surgical procedures, improving patient outcomes and reducing healthcare costs. The Company’s novel surgical approach uses a combination of proprietary human-like surgical robots and virtual reality to transport surgeons inside the patient to perform minimally invasive surgery. The Company’s technology was granted Breakthrough Device Designation by the FDA, and Vicarious Surgical believes the Vicarious System is the first surgical robot to receive this designation from the FDA. The Company is led by an experienced team of technologists, medical device professionals and physicians, and is backed by technology luminaries including Bill Gates, Vinod Khosla’s Khosla Ventures, Innovation Endeavors, Jerry Yang’s AME Cloud Ventures, Sun Hung Kai & Co. Ltd and Philip Liang’s E15 VC. The Company is headquartered in Waltham, Mass. Learn more at www.vicarioussurgical.com.

About D8 Holdings Corp.

D8 Holdings Corp. a special purpose acquisition company seeking a business combination with a company that applies technology and innovation to disrupt large addressable markets. D8’s objective is to identify a target business that is under-valued relative to its potential and ready for transformative improvement.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. The combined company's actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the combined company's expectations with respect to financial results, future performance, development of products and services, the capability of the Vicarious Surgical system to improve patient outcomes, anticipated financial impacts and other effects of the business combination on the combined company's business, and the size and potential growth of current or future markets for the combined company's products and services. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside the combined company's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of COVID-19 on the combined company's business; the ability to maintain the listing of the combined company's Class A common stock on the NYSE following the business combination; the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of the combined company to grow and manage growth profitably and retain its key employees; changes in applicable laws or regulations; the ability of the combined company to raise financing in the future; the success, cost and timing of the combined company's product and service development activities; the potential attributes and benefits of the combined company's products and services; the combined company's ability to obtain and maintain regulatory approval for its products, and any related restrictions and limitations of any approved product; the combined company's ability to identify, in-license or acquire additional technology; the combined company's ability to maintain its existing license, manufacture, supply and distribution agreements; the combined company's ability to compete with other companies currently marketing or engaged in the development of products and services that the combined company is currently marketing or developing; the size and growth potential of the markets for the combined company's products and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of the combined company's products and services and reimbursement for medical procedures conducted using its products and services; the combined company's estimates regarding expenses, revenue, capital requirements and needs for additional financing; the combined company's financial performance; and other risks and uncertainties indicated from time to time in the proxy statement/prospectus relating to the business combination, including those under "Risk Factors" therein, and the combined company's other filings with the SEC. The combined company cautions that the foregoing list of factors is not exclusive. The combined company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The combined company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

1 As of the date of this press release, Vicarious Surgical is not aware of any surgical robotics company that has received Breakthrough Device Designation for a full robotics system.

Investor Inquiries:

Marissa Bych

Gilmartin Group LLC

ir@vicarioussurgical.com

Press and Media Inquiries:

Jill Gross
Matter Communications
media@vicarioussurgical.com